EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Michael J. Shea	Timothy D. Green
Chief Financial Officer	Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
617-492-4040 ext. 310	617-542-5300
Email: mshea@macgray.com	Email: tgreen@investorrelations.com

Mac-Gray Reports Third-Quarter Financial Results

Company’s Laundry Division Reports Record Third-Quarter Revenue:
Combination of Steady Performance by Facilities Business,
and Dramatic Advances in Equipment Sales

CAMBRIDGE, MA, October 22, 2003 - Mac-Gray Corporation (NYSE: TUC), the nation’s premier laundry facilities contractor and a provider of other amenities to the multi-housing industry, and the largest provider of such services to the college and university market, today announced its financial results for the third quarter ended September 30, 2003.

Mac-Gray reported third-quarter 2003 revenue of $37.3 million, compared with third-quarter 2002 revenue of $35.9 million, an increase of 4%.  Net income for the quarter was $1.2 million, or $0.10 per share, compared with $593,000, or $0.05 per share, for the quarter ended September 30, 2002.  Net income for the quarter ended September 30, 2003 includes the sale of certain lease receivables that resulted in a pre-tax gain of $836,000, or $0.04 per share, after taxes.

For the nine months ended September 30, 2003, revenue was $109.3 million, a decrease of 1% from revenue of $110.8 million for the comparable period last year.  Net income for the first three quarters of 2003 was $2.5 million, or $0.20 per share, compared with $1.6 million, or $0.13 per share for the same period last year.

Prior to a charge recorded in the second quarter of 2003 of $381,000, or $0.02 per share after tax, for the early extinguishment of debt incurred with the refinancing of the Company’s bank debt, and prior to the after tax gain of $0.04 on the sale of certain lease receivables, earnings for the first nine months of 2003 were $0.18 per share.  Excluding a charge recorded in the first quarter of 2002 of $906,000, or $0.07 per share after tax, earnings for the first nine months of 2002 would have been $2.6 million, or $0.20 per share.  That charge was required to comply with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

Comments on the Third Quarter and the First Nine Months of 2003

“Our core business, laundry facilities contracting, continued its steady, incremental increase in top-line performance during this year’s third quarter, posting a 2% increase in revenue for the quarter, compared with the year-earlier period,” said Stewart MacDonald, Mac-Gray’s chairman and chief executive officer.  “Nine-month revenue for this business is 1% ahead of last year.  We continue to add new accounts and retain a very high percentage of existing accounts at the expiration of contracts, despite current high apartment vacancy rates in key markets.  Second, we continue our program of converting coin-operated facilities to card-operation, which contributes to higher yields.  Approximately 45% of this division’s revenue now comes from card-operated equipment.  Third, we see some signs of improving vacancy rates in several of the markets we serve.  As a result of these factors, our third-quarter 2003 laundry facilities revenue was virtually the same as our record third quarter of 2000, when the nation’s apartment industry and its occupancy rates were substantially more robust than they have has been since.

“In addition to showing modest growth, and remaining strong in a difficult apartment industry environment, we also introduced a revolutionary product in the third quarter.  PrecisionWash™, announced on September 25th and now running at four Massachusetts college campuses, is going to make the lives of students easier.  It will help students save money, benefit the environment, enhance convenience, and protect their clothing.  It will also help Mac-Gray maintain its competitive advantage in that market, as well as generate incremental revenue.

“Mac-Gray’s laundry equipment sales division demonstrated strong year-over-year performance, increasing third-quarter revenue by 67%, to $5.0 million from $3.0 million.  The record third-quarter performance offset the shortfall in the prior two quarters of fiscal 2003.  For the first nine months of 2003, this division was even with the same period last year, posting $12.3 million in revenue.

“This improvement is attributable to three factors.  First, because of recent additions to the sales force, this team has coalesced and improved its coverage of key markets.  Second, a strong pipeline of potential business coming into the quarter translated into sales.  Third, there is apparently greater willingness by customers to make commitments to purchase laundry equipment and more willingness by lenders to finance their purchases.  Both trends suggest a more positive outlook on the economy in some markets.  If the economy continues to improve, we are well positioned for the opportunity.

“Our MicroFridge® division posted weaker comparative results in two out of three of the markets it serves.  MicroFridge’s® total revenue declined in the third quarter of 2003 by 16% from the third quarter of 2002, from $7.5 million to $6.3 million.  For the nine months ended September 30, 2003, total MicroFridge® revenue fell by 11%, from $18.4 million a year ago to $16.4 million.  As was the case in the second quarter, the academic sector posted the weakest results.  Academic revenue declined 23%, from $3.1 million in the third quarter of 2002 to $2.4 million in the third quarter of 2003.  For the nine months ended September 30, 2003, academic revenue fell 38%, from $6.3 million for the year-earlier nine-month period to $3.9 million.  Reluctance of universities to make capital commitments continues to be the primary cause of the weak revenue in our MicroFridge® division.

“The strongest MicroFridge® performance continues to be in the hotel/motel sector.  The performance of the hotel/motel market remains good news, considering the widespread weakness in the hospitality industry.  There was a slight decline in revenue in the government sector, where spending has been affected by the reallocation of domestic military housing funds due to the developments in Iraq as well as government budget (fiscal year ends Sept. 30th) dollars not being released at the same levels of prior years.

“During the third quarter, management continued to focus on strengthening the Company’s balance sheet and controlling costs.  The most noteworthy action during the quarter was our sale of certain lease receivables to a financing company for $3.3 million.  The proceeds from this sale were used to reduce the outstanding bank debt.  This transaction also resulted in $836,000 of pre-tax income, or $0.04 earnings per share, after taxes.  Most of these leases were written more than two years ago, in a higher interest rate environment, and the gain is primarily due to the acceleration of the interest income, which would have been recognized over the term of the leases had they not been sold.  With this transaction, we were able to free up working capital that could be better applied in development of our core businesses.”

During the third quarter, under its buyback program the Company also purchased 115,000 shares of its common stock for $463,000.  In December 2002, the Company’s Board of Directors authorized the purchase of up to $2 million of Mac-Gray common stock for a period of 12 months in the open market, or in privately negotiated transactions.  Since the program was begun, 144,000 shares have been purchased for $583,000.

Outlook

“It is probably too soon to tell whether the apparent leveling off of unemployment and apartment vacancy rates, the confidence of customers to make capital commitments and the willingness of banks to finance our customers are actual barometers of economic improvement.  Nevertheless, because of the way we have been managing our business and the inherent strength in our business model, Mac-Gray is poised for growth.  The strength of our balance sheet and the steady cash flow from our core laundry facilities operations allows Mac-Gray to continue to invest in its future and to pursue attractive acquisition opportunities as they become available.  Investments include strengthening our sales groups and continuing to improve our position of leadership in the laundry contract management field, with a particular focus on improving our entire Intelligent Laundry Solutions™ package with card applications, our new Precision Wash™ system announced last month, and the development of on-line applications.

“Our MicroFridge® division continues to manage its future by expanding into new distribution channels and refining its position in existing markets.  For example, if and when measurable recovery in the academic sector occurs, we do not expect that spending will be as robust as it was in the late 1990s.  As a result, we need to find alternative channels to get our MicroFridge® refrigerators/freezers/microwave ovens into college dormitories.  Our approach is to build customer awareness by marketing directly to students and developing strong channels among college bookstores and retail chains that students are likely to patronize.  Our goal is to promote our product and make it readily available to students on college campuses, particularly where it is the only ENERGY STAR® appliance approved by the college housing officials.  The retail strategy that MicroFridge has initiated has resulted thus far in our products being carried by a regional chain of kitchen specialty stores and by one of the leading membership warehouse retailers.

About the Financial Results Conference Call

Mac-Gray plans to broadcast its third-quarter 2003 financial results conference call over the Internet today at 10:00 a.m. ET.  During the call, Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will summarize the Company’s quarterly financial results and review business and operating highlights from the quarter.  Investors are invited to participate in the conference call, by dialing (719) 457-2622.  To listen to the Webcast, visit the Investor Relations section of the Company’s Web site at www.macgray.com at least 15 minutes prior to the event’s broadcast.

About Mac-Gray Corporation

Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, colleges and universities, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premise for a fixed term, which is generally seven to ten years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray’s laundry facilities business consists of approximately 30,000 multiple housing laundry rooms located in 27 states in the Northeastern, Midwestern and Southeastern United States, as well as the District of Columbia.  Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions.  Through its MicroFridge® division, Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers /microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges and universities, military bases, hotels and motels, and assisted living facilities.  To strengthen its revenue opportunities, MicroFridge® has also entered into agreements with Maytag Corporation to market Maytag’s Magic Chef, Amana and Maytag lines of home appliances throughout the U.S.  In addition, MicroFridge® was recently awarded the ENERGY STAR designation.  Through its Copico division, Mac-Gray is a provider of card- and coin-operated reprographics equipment and services to the academic and public library markets in New England and New York, as well as Florida, Illinois, Maryland and New Jersey.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONSOLIDATED INCOME STATEMENTS

(In thousands, except  per share amounts; Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002

Revenue	$37,296	$35,947	$109,298	$110,793
Cost of revenue:
Cost of route revenues	17,714	17,379	54,601	54,266
Depreciation and amortization	3,931	3,906	12,480	12,374
Cost of products sold	8,087	6,863	20,190	20,108
Total cost of revenue	29,732	28,148	87,271	86,748

Operating expenses:
Selling, general and administration expenses	5,501	5,486	16,121	16,446
Loss on early extinguishment of debt	—	—	381	—
Total operating expenses	5,501	5,486	16,502	16,446

Income from operations	2,063	2,313	5,525	7,599

Interest and other expenses, net	752	1,276	2,008	3,221
Gain on sale of lease receivables	836	—	836	—
Income before provision for income taxes and effect of change in accounting principle	2,147	1,037	4,353	4,378
Provision for income taxes	920	444	1,847	1,826
Net income before effect of change in accounting principle	1,227	593	2,506	2,552

Effect of change in accounting principle - net of taxes	—	—	—	(906)
Net income	$1,227	$593	$2,506	$1,646
Net income per common share before effect of change in accounting principle - basic and diluted	$0.10	$0.05	$0.20	$0.20
Net income per common share - basic and diluted	$0.10	$0.05	$0.20	$0.13
Weighted average common shares outstanding - basic	12,624	12,665	12,659	12,657
Weighted average common shares outstanding - diluted	12,772	12,666	12,715	12,661

MAC-GRAY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,140	$5,016
Trade receivables, net	9,875	7,670
Inventory	6,148	6,186
Prepaid route rent and other current assets	10,294	8,662
Total current assets	31,457	27,534

Property, plant and equipment, net	76,863	74,928
Intangible assets, net	45,548	45,739
Prepaid route rent and other assets	11,417	14,178
Total assets	$165,285	$162,379

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,641	$8,850
Accounts payable and accrued expenses	21,179	20,007
Deferred rental revenues and customer deposits	1,340	1,278
Total current liabilities	26,160	30,135

Long-term debt and capital lease obligations	52,664	47,975
Other liabilities	463	2,760
Deferred income tax liabilities	19,121	17,821
Total liabilities	98,408	98,691

Stockholders’ equity:
Common stock	134	134
Additional paid in capital	68,540	68,540
Accumulated other comprehensive loss	(612)	(1,723)
Retained earnings	7,960	5,805
Treasury stock	(9,145)	(9,068)
Total stockholders’ equity	66,877	63,688
Total liabilities and stockholders’ equity	$165,285	$162,379